EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 31, 2005

Bison Instruments, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-27297	E41-0947661
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15340 Highland Place, Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 938-1055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

Commission File Number 000-27297
Jurisdiction Incorporated Minnesota
IRS Employer Identification #E41-0947661

Re:	Forms 10-QSB
January 31, 2004, April 30, 2004, July 31, 2004

This is to inform the Commission that there were disclosure omissions on the filing of the 10-QSB reports for the three quarters ended on January 31, 2004, April 30, 2004 and July 31, 2004.

One of the omissions was the reference to the following paragraph to the notes to the interim period consolidated financial statements as.

KPMG LLP, the Company’s independent auditors, has not performed a quarterly review of the unaudited consolidated financial statements for the _______ quarter ended ________, 2004.

In addition the notes to the interim quarterly reports did not disclose that the Company is able to mitigate going concern issues due to the continued financial support of the majority shareholder of the Company. The majority shareholder has committed to support the Company financially for its normal management and corporate expenses at levels of present expenditures until November 1, 2005. Management continues to pursue other business opportunities for the Company including merger opportunities with other businesses, which may result in a reverse-take-over of the Company. However, there is no guarantee that management will be successful in their endeavours.

The Company will amend and refile the quarterly reports for the three quarters of 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bison Instruments Inc.

(Registrant)

Date February 2, 2005

/s/ Edward G. Lampman

(Signature)*
	Title:	Chief Executive Officer,
Chief Financial Officer
And Director

*Print name and title of the signing officer under his signature.